Q2 2022
Shareholder
Letter

Letter to Shareholders: Q2 2022
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Key quarterly metrics:
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Letter to Shareholders: Q2 2022
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Dear Root Shareholders:
The last 12 months have been one of the most difficult periods for auto insurers in decades. Prolonged inflation driving rapidly rising loss costs, challenging capital markets, and the macro environment in general have informed the way we approach the market and think about capital deployment today. Over the last year, Root has executed on our playbook of taking proactive steps to improve performance and conserve cash including:

•Reducing marketing spend 77% to $25.4 million in Q2’22 compared with Q2’21
•Slowing new business, resulting in gross written premium contraction of 21% from Q2’21 to Q2’22
•Leveraging our proprietary tech stack and rating engine to implement 35 filings year-to-date with an average rate increase of 28% on top of the 42 filings implemented at an average increase of 14% in 2021
•Filed revised contracts in 23 states in H1’22 to tighten underwriting and reduce premium leakage
•Reducing headcount to reflect the current needs of the business while taking additional actions to reduce run-rate expenses by $48 million annually from peak 2021 levels

Collectively, these actions have:
•Reduced operating cash burn by over $120 million compared with H1’21
•Improved operating loss 53% and adjusted EBITDA 59% when compared with Q2’21
•Resulted in a five-point reduction in gross accident period loss ratio from Q2’21 to Q2’22
•Lowered non loss and loss adjustment expense (LAE) expenses by 57% from Q2’21 to Q2’22

While we are working to strengthen the financial foundation of the company, we are focused on deepening our competitive advantage through our investment in technology. Version 2 (V2) of our fully embedded Carvana product is now live, creating a product that works better for customers by allowing them to purchase insurance coverage in as few as three clicks without leaving the Carvana environment. Our technology and embedded capabilities have caught the attention of prospective partners and continue to drive further discussions.

New premium volume from Carvana grew to 31% of new business in Q2’22, prior to the launch of V2 in July. By designing a differentiated customer experience, we expect to improve our attach rate over time. In addition, we entered our 33rd and 34th states in Alabama and Florida, giving coverage for Carvana customers over a broader geographic footprint.

Looking ahead, we will continue to execute on our pricing and underwriting improvements through the back half of 2022. We expect to drive improvements to our financial results while expanding and deepening our embedded product experience.
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Letter to Shareholders: Q2 2022
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Q2 2022 highlights:
All figures are compared to Q2 2021 unless otherwise stated.

•Gross written premium decreased 21% to $140 million
•Gross earned premium decreased 5% to $171 million

Gross earned premium by seasoned versus unseasoned
100%
80%
60%
40%
20%
—%
23%
21%
21%
20%
19%
77%
79%
79%
80%
81%
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
Seasoned
Unseasoned

•Renewal premium % of gross earned premiums increased to 75%.

•Accident period severity increased 6% and frequency increased 1%
•Gross profit increased by $11 million to $(8) million
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Letter to Shareholders: Q2 2022
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Pricing and Underwriting
We are executing on our plan to improve operating results through pricing and underwriting. By combining data science and technology with traditional underwriting, we have demonstrated year-over-year improvement in our loss ratio despite historic-level trend. The construction of our tech stack allows us to respond to current trends and implement rate changes quickly. Our gross accident period loss ratio was 85%, a five-point improvement over the 90% in Q2’21. The improvement reflects a combination of rate increases earning in and mix of business, with a higher weighting of renewal premiums. Seasonality typically makes the second quarter a peak loss ratio quarter, which, in addition to continued inflationary pressures, is reflected in the four-point sequential-quarter increase. Year-to-date, we have implemented 35 rate increases with an average rate increase of roughly 28%.

Gross accident period loss ratio
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Letter to Shareholders: Q2 2022
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Seasoned state premium accident period loss ratio

We continue to refine our model deployment process, building a more robust ability to assess performance in production at earlier stages of development. During the second quarter, we made enhancements to the post-deployment review of our countrywide pricing model, which identifies segments that would benefit from pricing adjustments earlier, allowing necessary model improvement to be made more quickly.

Stricter underwriting in underperforming geographies and customer segments, coupled with decreased marketing spend, resulted in decreased new business writings. Gross written premiums declined 21% year-over-year, compared with top line growth of 24% in Q2’21.

Going forward, we will continue to leverage our best-in-class technology and pricing models to further improve our underwriting results. The next iteration of our UBI model leverages our growing data set to provide further lift from greater segmentation, which we believe will lead to more accurate pricing, the ability to simplify and speed future model development, and reduce test drive days required for a UBI-based rate. In addition, we are taking further rate actions to combat continued inflationary headwinds.

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Letter to Shareholders: Q2 2022
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% Drivers in force in top quartile of U.S. drivers

% Drivers in force in bottom quartile of U.S. drivers
Leading Insurance Product & Technology
Root’s internally developed technology infrastructure enables us to build products that respond to customers’ evolving needs with a highly differentiated experience. Through our carrier platform, we utilize telematics to provide a competitive rate and offer consumers a bindable quote in under a minute. Our embedded insurance products platform offers a differentiated, custom distribution approach with attractive conversion rates and customer acquisition costs. Together, we believe that Root offers a unique and diverse platform that has the tools to drive attractive avenues of profitable growth across different operating environments.

The current focus of our embedded channel is on our exclusive partnership with Carvana. Through open collaboration and the benefit of two digitally native companies focused on solving industry problems with technology, we have brought to market a differentiated embedded auto insurance offering. V2 is now live, giving customers the ability to quote and bind Carvana Insurance Built with Root within the Carvana platform, at the time
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Letter to Shareholders: Q2 2022
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need arises, in as few as three clicks. Our technology and embedded capabilities have caught the attention of prospective partners and continue to drive further discussions.

In the second quarter, roughly one-third of Root’s new premium volume came from our partnership with Carvana. We expect the attach rate to increase over time as we continue to iterate on the elevated customer experience, removing pain points from the online insurance purchasing process.

Improving Financial Performance
We ended the second quarter with $696 million in unencumbered capital, compared with $736 million at the end of the first quarter. Our operating capital consumption has dropped substantially on a year-over-year basis, with a 54% reduction in capital consumed in H1’22 compared with H1’21. Operating improvements have reduced non loss and LAE expenses by 57%, while rate increases and tighter underwriting has decreased the accident period loss ratio to 85%. This is reflected in a year-over-year improvement to net loss of $89 million, or 50%, and adjusted EBITDA of $98 million, or 59%.
*Reconciliation from Net Loss to Adjusted EBITDA disclosed on page 21

We remain focused on leveraging the power of our technology and improved underwriting to drive further efficiencies across the company and reduce operating losses. These actions are driving us towards profitable unit economics and conserving capital for the opportunities that we believe present the highest return potential.
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Letter to Shareholders: Q2 2022
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Looking ahead
We continue to make progress against the goals we set out in 2021: improving operating results through strong underwriting and rate action to produce profitable unit economics, further developing our embedded insurance offering through our exclusive partnership with Carvana, and prudently managing capital.

As we continue to navigate through this challenging environment while strengthening the financial foundation of the company, we expect our results to reflect the actions we are taking. In the second half of the year, we continue to expect gross written premiums to reflect significant year-over-year declines and operating losses to show year-over-year improvement.

We are grateful to our employees, customers, and shareholders for partnering with us and having confidence in Root.

Alex Timm                 Daniel Rosenthal            Rob Bateman
Co-Founder & CEO             CRO & COO                CFO
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Letter to Shareholders: Q2 2022
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Adjusted Gross Profit (Loss), Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results.

In addition, Adjusted Gross Profit (Loss), Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” below.

Defined Terms
We utilize the following definitions for terms used in this letter.

Adjusted Gross Profit/(Loss)
We define adjusted gross profit/(loss), a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized gains (losses) on investments, report costs, certain salaries, health benefits, bonuses, employee retirement plan related expenses and employee share-based compensation expense, overhead allocated based on headcount, licenses, professional fees and other expenses, which are included in other insurance (benefit) expense. After these adjustments, the resulting calculation is inclusive of only those variable
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Letter to Shareholders: Q2 2022
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costs of revenue incurred on the successful acquisition of business. We view adjusted gross profit/(loss) as an important metric because we believe it measures our progress towards profitability for our core insurance business.

Direct Contribution
We define direct contribution, a non-GAAP financial measure, as adjusted gross profit/(loss) excluding ceded earned premium, ceded loss and LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by related sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded which are included in other insurance (benefit) expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business, but exclusive of net ceding commission, ceded loss and LAE and other impacts of reinsurance ceded. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.

Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense and restructuring charges. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. Adjusted EBITDA should not be viewed as substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Seasoned State
We define a seasoned state as a state where (1) the regulator has approved our data science-driven telematics and pricing models and (2) we have been writing policies in the state for a minimum of one year with a minimum of two pricing filings.

Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.
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Letter to Shareholders: Q2 2022
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About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 11 million app downloads and has collected 18 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com, or connect with us on Instagram, Twitter, YouTube, and TikTok.

Root Insurance Company is headquartered in Columbus, Ohio, with renters insurance available in Arkansas, Georgia, Kentucky, Missouri, Nevada, Ohio, Tennessee, and Utah, and auto insurance currently available to drivers in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, New Mexico, Nevada, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Auto insurance is underwritten by Root Property and Casualty Insurance Company in some states and also by Redpoint County Mutual Insurance Company in Texas. Carvana Insurance Built with Root is available only in the states where Root writes insurance, excluding California.

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Letter to Shareholders: Q2 2022
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties.
These include, but are not limited to, statements regarding:

•Our expected financial results for 2022
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our ability to achieve profitable unit economics and reduce operating losses
•Our ability to conserve capital and deploy capital effectively
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), adjusted gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, gross loss ratio, marketing costs and costs of customer acquisition, gross LAE ratio, quota share levels, and expansion of our renewal premium base
•The impact of the ongoing COVID-19 pandemic and governmental responses thereto on our business and financial condition
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the product, or achieve other benefits from our embedded insurance offering
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana
•Our ability to deliver a vertically integrated customer experience
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to release new products and features and the timing and effectiveness of those releases, including our new Algorithm Version 4.0 and McModel 4.1
•Our ability to underwrite risks accurately and charge profitable rates
•Our ability to drive improved conversion and decrease the costs of customer acquisition with improved customer characteristics
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
•Our ability to operate a “capital-light” business and obtain and maintain reinsurance contracts
•Our ability to realize economies of scale and grow margins
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Letter to Shareholders: Q2 2022
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•Our ability to expand our distribution channels through additional partnership relationships, independent agencies, digital media, and referrals
•Our ability to protect our intellectual property and any costs associated therewith
•Our ability to expand domestically and internationally
•Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention
•Our ability to develop an autonomous claims experience
•Our ability to take rate action early and react to changing environments

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2021 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings filed with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. We assume no obligation to update such statements.

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Letter to Shareholders: Q2 2022
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	June 30,	December 31,
	2022	2021
	(in millions, except par value )
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $124.9 and $129.5 at June 30, 2022 and December 31, 2021, respectively)	$120.3	$129.9
Short-term investments (amortized cost: $0.5 and zero at June 30, 2022 and December 31, 2021, respectively)	0.5	—
Other investments	4.4	4.7
Total investments	125.2	134.6
Cash and cash equivalents	885.6	706.0
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $3.8 and $5.4 at June 30, 2022 and December 31, 2021, respectively	132.2	148.1
Reinsurance recoverable and receivable, net of allowance of $0.1 and $0.2 at June 30, 2022 and December 31, 2021, respectively	158.1	155.0
Prepaid reinsurance premiums	91.8	100.8
Other assets	85.9	73.8
Total assets	$1,479.8	$1,319.3
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$312.7	$320.2
Unearned premiums	161.9	180.1
Long-term debt and warrants	292.3	—
Reinsurance premiums payable	124.0	101.6
Accounts payable and accrued expenses	37.7	29.1
Other liabilities	51.2	39.9
Total liabilities	979.8	670.9
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at June 30, 2022 and December 31, 2021 (liquidation preference of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 161.0 and 142.9 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Class B common stock, $0.0001 par value, 269.0 shares authorized, 93.8 and 109.9 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	1,829.0	1,806.1
Accumulated other comprehensive (loss) income	(4.6)	0.4
Accumulated loss	(1,436.4)	(1,270.1)
Total stockholders’ equity	388.0	536.4
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,479.8	$1,319.3
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Letter to Shareholders: Q2 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Revenues:
Net premiums earned	$74.7	$81.2	$153.0	$140.3
Net investment income	0.7	0.7	1.3	1.6
Net realized (losses) gains on investments	(0.1)	—	1.1	2.4
Fee and other income	5.1	7.9	10.4	14.1
Total revenues	80.4	89.8	165.8	158.4
Operating expenses:
Loss and loss adjustment expenses	95.7	110.2	192.4	170.1
Sales and marketing	25.4	111.7	40.1	180.1
Other insurance (benefit) expense	(7.8)	(1.5)	(6.8)	0.9
Technology and development	17.9	17.5	31.8	31.3
General and administrative	29.9	24.0	59.9	42.4
Total operating expenses	161.1	261.9	317.4	424.8
Operating loss	(80.7)	(172.1)	(151.6)	(266.4)
Interest expense	(9.2)	(6.5)	(14.7)	(11.8)
Loss before income tax expense	(89.9)	(178.6)	(166.3)	(278.2)
Income tax expense	—	—	—	—
Net loss	(89.9)	(178.6)	(166.3)	(278.2)
Other comprehensive loss:
Changes in net unrealized losses on investments	(1.3)	—	(5.0)	(3.5)
Comprehensive loss	$(91.2)	$(178.6)	$(171.3)	$(281.7)
Loss per common share: basic and diluted (both Class A and B)	$(0.36)	$(0.72)	$(0.66)	$(1.12)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)	253.0	248.9	252.3	248.0
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Letter to Shareholders: Q2 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Six Months Ended June 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net loss	$(166.3)	$(278.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	14.0	7.2
Warrant compensation expense	8.8	—
Depreciation and amortization	6.6	7.2
Bad debt expense	8.9	9.4
Payment-in-kind interest expense	—	5.8
Net realized gains on investments	(1.1)	(2.4)
Changes in operating assets and liabilities:
Premiums receivable	7.0	(39.5)
Reinsurance recoverable and receivable	(3.1)	(17.2)
Prepaid reinsurance premiums	9.0	1.3
Other assets	(10.5)	3.3
Losses and loss adjustment expenses reserves	(7.5)	35.3
Unearned premiums	(18.2)	38.7
Reinsurance premiums payable	22.4	(20.5)
Accounts payable and accrued expenses	14.3	23.0
Other liabilities	10.8	0.1
Net cash used in operating activities	(104.9)	(226.5)
Cash flows from investing activities:
Purchases of investments	(9.0)	(6.8)
Proceeds from maturities, call and pay downs of investments	11.6	23.9
Sales of investments	2.2	70.2
Capitalization of internally developed software	(5.3)	(3.2)
Purchases of fixed assets	—	(1.5)
Purchases of indefinite-lived intangible assets and transaction costs	(1.3)	—
Net cash (used in) provided by investing activities	(1.8)	82.6
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units, net of tax proceeds/(withholding)	0.3	4.7
Proceeds from issuance of debt and related warrants, net of issuance costs	286.0	—
Repayments of long-term debt	—	(0.5)
Net cash provided by financing activities	286.3	4.2
Net increase (decrease) in cash, cash equivalents and restricted cash	179.6	(139.7)
Cash, cash equivalents and restricted cash at beginning of period	707.0	1,113.8
Cash, cash equivalents and restricted cash at end of period	$886.6	$974.1

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Letter to Shareholders: Q2 2022
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Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended June 30,
	2022	2021	2020
	(dollars in millions, except Premiums per Policy)
Policies in force
Auto	297,716	373,721	334,327
Renters	7,778	9,103	5,974
Premiums per policy
Auto	$1,077	$971	$909
Renters	$140	$141	$139
Premiums in force
Auto	$641.3	$725.8	$607.8
Renters	$1.1	$1.3	$0.8
Gross written premium(1)	$140.1	$177.1	$142.3
Gross earned premium(1)	$170.8	$180.7	$151.9
Gross profit/(loss)	$(7.5)	$(18.9)	$8.8
Gross margin	(9.3)%	(21.0)%	7.2%
Net loss	$(89.9)	$(178.6)	$(38.9)
Adjusted gross profit/(loss)	$0.4	$(3.8)	$16.1
Direct contribution	$(0.2)	$(3.8)	$22.0
Adjusted EBITDA	$(67.2)	$(165.2)	$(29.4)
Ratio of adjusted gross profit/(loss) to total revenue	0.5%	(4.2)%	13.3%
Ratio of adjusted gross profit/(loss) to gross earned premium	0.2%	(2.1)%	10.6%
Ratio of direct contribution to total revenue	(0.2)%	(4.2)%	18.1%
Ratio of direct contribution to gross earned premium	(0.1)%	(2.1)%	14.5%
Gross loss ratio	87.0%	89.9%	70.4%
Gross LAE ratio	9.9%	10.6%	8.5%
Gross accident period loss ratio	85.2%	89.9%	65.2%
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(1) Includes premiums assumed from the fronting carrier that commenced in August 2021. Assumed written premium and assumed earned premium for the three months ended June 30, 2022 was $9.3 million and $11.5 million, respectively. Prior to the fronting carrier commencement, we did not assume any premiums.
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Letter to Shareholders: Q2 2022
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ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Six Months Ended June 30,
	2022	2021	2020
	(dollars in millions, except Premiums per Policy)
Policies in force
Auto	297,716	373,721	334,327
Renters	7,778	9,103	5,974
Premiums per policy
Auto	$1,077	$971	$909
Renters	$140	$141	$139
Premiums in force
Auto	$641.3	$725.8	$607.8
Renters	$1.1	$1.3	$0.8
Gross written premium(1)	$327.3	$379.6	$306.5
Gross earned premium(1)	$345.5	$340.9	$295.8
Gross profit/(loss)	$(19.8)	$(12.6)	$(8.4)
Gross margin	(11.9)%	(8.0)%	(3.4)%
Net loss	$(166.3)	$(278.2)	$(144.5)
Adjusted gross profit/(loss)	$(5.1)	$13.2	$7.4
Direct contribution	$6.2	$22.8	$11.0
Adjusted EBITDA	$(118.4)	$(255.4)	$(101.9)
Ratio of adjusted gross profit/(loss) to total revenue	(3.1)%	8.3%	3.0%
Ratio of adjusted gross profit/(loss) to gross earned premium	(1.5)%	3.9%	2.5%
Ratio of direct contribution to total revenue	3.7%	14.4%	4.5%
Ratio of direct contribution to gross earned premium	1.8%	6.7%	3.7%
Gross loss ratio	85.6%	81.0%	81.3%
Gross LAE ratio	9.5%	10.2%	9.5%
Gross accident period loss ratio	83.1%	83.4%	71.7%
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(1) Includes premiums assumed from the fronting carrier that commenced in August 2021. Assumed written premium and assumed earned premium for the six months ended June 30, 2022 was $23.0 million and $20.7 million, respectively. Prior to the fronting carrier commencement, we did not assume any premiums.

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Letter to Shareholders: Q2 2022
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended June 30,
	2022	2021	2020
	(dollars in millions)
Total revenue	$80.4	$89.8	$121.4
Loss and loss adjustment expenses	(95.7)	(110.2)	(97.3)
Other insurance benefit (expense)	7.8	1.5	(15.3)
Gross profit/(loss)	$(7.5)	$(18.9)	$8.8
Gross margin	(9.3)%	(21.0)%	7.2%
Less:
Net investment income	$(0.7)	$(0.7)	$(1.3)
Net realized losses (gains) on investments	0.1	—	(0.1)
Adjustments from other insurance expense(1)	8.5	15.8	8.7
Adjusted gross profit/(loss)	0.4	(3.8)	16.1
Ceded earned premium	96.1	99.5	36.2
Ceded loss and LAE	(69.7)	(71.5)	(22.7)
Net ceding commission and other(2)	(27.0)	(28.0)	(7.6)
Direct contribution	(0.2)	(3.8)	22.0
Gross earned premium	$170.8	$180.7	$151.9
Ratio of adjusted gross profit/(loss) to total revenue	0.5%	(4.2)%	13.3%
Ratio of adjusted gross profit/(loss) to gross earned premium	0.2%	(2.1)%	10.6%
Ratio of direct contribution to total revenue	(0.2)%	(4.2)%	18.1%
Ratio of direct contribution to gross earned premium	(0.1)%	(2.1)%	14.5%
______________
(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded.

                                             19

Letter to Shareholders: Q2 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED
	Six Months Ended June 30,
	2022	2021	2020
	(dollars in millions)
Total revenue	$165.8	$158.4	$245.4
Loss and loss adjustment expenses	(192.4)	(170.1)	(227.2)
Other insurance benefit (expense)	6.8	(0.9)	(26.6)
Gross profit/(loss)	$(19.8)	$(12.6)	$(8.4)
Gross margin	(11.9)%	(8.0)%	(3.4)%
Less:
Net investment income	$(1.3)	$(1.6)	$(3.2)
Net realized losses (gains) on investments	(1.1)	(2.4)	(0.1)
Adjustments from other insurance expense(1)	17.1	29.8	19.1
Adjusted gross profit/(loss)	(5.1)	13.2	7.4
Ceded earned premium	192.5	200.6	62.3
Ceded loss and LAE	(135.9)	(140.8)	(41.8)
Net ceding commission and other(2)	(45.3)	(50.2)	(16.9)
Direct contribution	6.2	22.8	11.0
Gross earned premium	$345.5	$340.9	$295.8
Ratio of adjusted gross profit/(loss) to total revenue	(3.1)%	8.3%	3.0%
Ratio of adjusted gross profit/(loss) to gross earned premium	(1.5)%	3.9%	2.5%
Ratio of direct contribution to total revenue	3.7%	14.4%	4.5%
Ratio of direct contribution to gross earned premium	1.8%	6.7%	3.7%
______________
(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded.
                                             20

Letter to Shareholders: Q2 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2020
	(dollars in millions)
Net loss	$(89.9)	$(76.4)	$(109.9)	$(133.0)	$(178.6)	$(38.9)
Adjustments:
Interest expense	8.5	5.0	1.6	4.4	4.8	5.6
Income tax expense	—	—	—	—	—	—
Depreciation and amortization	2.7	2.6	5.6	3.8	3.7	3.4
Loss on early extinguishment of debt	—	—	15.9	—	—	—
Share-based compensation	7.4	4.5	4.6	7.5	4.9	0.5
Warrant compensation expense	3.5	5.3	8.8	—	—	—
Restructuring charges(1)	0.6	7.8	—	—	—	—
Adjusted EBITDA	$(67.2)	$(51.2)	$(73.4)	$(117.3)	$(165.2)	$(29.4)
______________
(1) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $0.3 million in depreciation and amortization for the three months ended June 30, 2022.

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Six Months Ended
	June 30,	June 30,	June 30,
	2022	2021	2020
	(dollars in millions)
Net loss	$(166.3)	$(278.2)	$(144.5)
Adjustments:
Interest expense	13.5	8.4	9.3
Income tax expense	—	—	—
Depreciation and amortization	5.3	7.2	7.1
Share-based compensation	11.9	7.2	1.1
Tender offer	—	—	25.1
Warrant compensation expense	8.8	—	—
Restructuring charges(1)	8.4	—	—
Adjusted EBITDA	$(118.4)	$(255.4)	$(101.9)
______________
(1) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $2.1 million of share-based compensation for the six months ended June 30, 2022. This also includes $1.3 million in depreciation and amortization for the six months ended June 30, 2022.
                                             21

Letter to Shareholders: Q2 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
WRITTEN AND EARNED PREMIUM - UNAUDITED
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in millions)
Gross written premium	$140.1	$177.1	$327.3	$379.6
Ceded written premium	(81.1)	(109.7)	(183.5)	(199.3)
Net written premium	59.0	67.4	143.8	180.3

Gross earned premium	170.8	180.7	345.5	340.9
Ceded earned premium	(96.1)	(99.5)	(192.5)	(200.6)
Net earned premium	$74.7	$81.2	$153.0	$140.3

                                             22

Letter to Shareholders: Q2 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
PRO FORMA LOSS PER SHARE - UNAUDITED
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Net loss	$(89.9)	$(178.6)	$(166.3)	$(278.2)
Weighted-average common shares outstanding: basic and diluted (both Class A and B) - pro forma(1)	14.1	13.8	14.0	13.8
Loss per common share: basic and diluted (both Class A and B) - pro forma(1)	$(6.38)	$(12.94)	$(11.88)	$(20.16)
______________
(1) On August 1, 2022, a subcommittee of our Board of Directors approved a reverse stock split of our Class A common stock and Class B common stock at a ratio of 1-for-18. The reverse stock split is expected to take effect after market close August 12, 2022. As a result of the reverse stock split all historical per share data, number of shares outstanding and other common stock equivalents presented in future financial statements will be retroactively adjusted.

                                             23